Exhibit 99.1

COMPANY CONTACT:

Shiv Kapoor

Vice President, Strategic Planning & Investor Relations

702-835-6300

InvestorRelations@sppirx.com

Spectrum Pharmaceuticals Announces Year-End, Special Cash Dividend of $0.15 per Share of Common Stock

•	First dividend payment on common stock since inception of Spectrum

•	Payment Date Set for December 28, 2012

•	The company continues to have a $100 million buyback program in place through which the company has bought $12 million of Spectrum stock.

HENDERSON, Nev. – December 11, 2012 — Spectrum Pharmaceuticals (NasdaqGS: SPPI), a biotechnology company with fully integrated commercial and drug development operations with a primary focus in hematology and oncology, today announced that its Board of Directors has approved the payment of a year-end special dividend of $0.15 to holders of common stock of record at close of business on December 20, 2012. The dividend will be paid on or about December 28, 2012. Future special cash dividends will be at the discretion of the Board of Directors.

“Our year-end dividend is based on our successful growth in revenue and profits this year, including the growth in our last quarter’s sales and profits, and reflects our confidence in our ability to generate future returns for shareholders,” said Rajesh C. Shrotriya, M.D., Chairman, President and Chief Executive Officer of Spectrum Pharmaceuticals, Inc. “In addition, we feel this is an appropriate way to provide an additional return on investment to our many loyal shareholders who have been supporting us in our ongoing efforts in building such an exciting company. With three marketed products, an expanding international footprint, pending late-stage clinical data, a growing R&D pipeline, and a leading team of managers, we are excited about the positive direction of Spectrum and our potential for further growth in meeting the needs of the oncology community and adding value for our shareholders.”

About Spectrum Pharmaceuticals, Inc.

Spectrum Pharmaceuticals is a leading biotechnology company focused on acquiring, developing, and commercializing drug products, with a primary focus in oncology and hematology. Spectrum and its affiliates market three oncology drugs — FUSILEV® (levoleucovorin) for Injection in the U.S.; FOLOTYN® (pralatrexate injection), also marketed in the U.S.; and ZEVALIN® (ibritumomab tiuxetan) Injection for intravenous use, for which the Company has worldwide marketing rights. Spectrum’s strong track record in in-licensing and acquiring differentiated drugs, and expertise in clinical development have generated a robust, diversified, and growing pipeline of product candidates in advanced-stage Phase 2 and Phase 3 studies. More information on Spectrum is available at www.sppirx.com.

Forward-looking statement — This press release may contain forward-looking statements regarding future events and the future performance of Spectrum Pharmaceuticals that involve risks and uncertainties that could cause actual results to differ materially. These statements are based on management’s current beliefs and expectations. These statements include but are not limited to statements that relate to our business and its future, including certain company milestones, Spectrum’s ability to identify, acquire, develop and commercialize a broad and diverse pipeline of late-stage clinical and commercial products, leveraging the expertise of partners and employees around the world to assist us in the execution of our strategy, and any statements that relate to the intent, belief, plans or expectations of Spectrum or its management, or that are not a statement of historical fact. Risks that could cause actual results to differ include the possibility that our existing and new drug candidates may not prove safe or effective, the possibility that our existing and new applications to the FDA and other regulatory agencies may not receive approval in a timely manner or at all, the possibility that our existing and new drug candidates, if approved, may not be more effective, safer or more cost efficient than competing drugs, the possibility that our efforts to acquire or in-license and develop additional drug candidates may fail, our lack of sustained revenue history, our limited marketing experience, our dependence on third parties for clinical trials, manufacturing, distribution and quality control and other risks that are described in further detail in the Company’s reports filed with the Securities and Exchange Commission. We do not plan to update any such forward-looking statements and expressly disclaim any duty to update the information contained in this press release except as required by law.

SPECTRUM PHARMACEUTICALS, INC.®, FUSILEV®, FOLOTYN® and ZEVALIN®, are registered trademarks of Spectrum Pharmaceuticals, Inc and its affiliates. REDEFINING CANCER CARE™ and the Spectrum Pharmaceuticals logos are trademarks owned by Spectrum Pharmaceuticals, Inc.

© 2012 Spectrum Pharmaceuticals, Inc. All Rights Reserved.

Source: Spectrum Pharmaceuticals, Inc.